UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2007
ORIGEN RESIDENTIAL SECURITIES, INC. (as depositor under a Trust Agreement, dated as of April 1, 2007, providing for, inter alia, the issuance of Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2007-A)
Origen Residential Securities, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	333-117573	20-1370314

State of Incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

27777 South Franklin Road, Suite 1700, Southfield, Michigan	48034

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(248) 644-5595

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 8.01.      Other Events
          The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, prepared in accordance with U.S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the “Commission”) on March 1, 2007; Commission File Number 1-10777), and the Current Report on Form 8-K filed with the Commission on April 25, 2007, as they relate to Ambac Assurance Corporation are hereby incorporated by reference into (i) the registration statement (No. 333-117573) of Origen Residential Securities, Inc. (the “Registrant”) and (ii) the Prospectus Supplement of the Registrant relating to the Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2007-A, and shall be deemed to be a part thereof.
Item 9.01.      Financial Statements, Pro Forma Financial Information and Exhibits
(a)      Not applicable
(b)      Not applicable
(c)      Exhibits:

Exhibit No.	Description
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ambac Assurance Corp.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORIGEN RESIDENTIAL SECURITIES, INC. (Registrant)
By:	/s/ W. Anderson Geater
	Name:	W. Anderson Geater
	Title:	Director, Secretary and Treasurer

Dated: April 27, 2007

EXHIBIT INDEX

Exhibit
Number	Description

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ambac Assurance Corp.